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                                                                   EXHIBIT 10.44

                                  AMENDMENT TO
                             CT COMMUNICATIONS, INC.
                         1996 DIRECTOR COMPENSATION PLAN

          The CT Communications, Inc. 1996 Director Compensation Plan (the "Plan") is hereby amended as set forth below, effective as of August 1, 2004:

1. Article III is hereby amended and restated in its entirety to read as follows:

          ARTICLE III. Right to Receive Stock:

               Each Director shall receive his or her annual retainer in shares of common stock (the "Stock") or in cash, as determined by the Committee. In addition, the Committee may, in its sole discretion, give each Director the right to elect to receive the annual retainer in cash or Stock.

               Each Director may elect to receive fees, if any, that are authorized by the Committee for regular meetings, committee meetings, telephone conference meetings and informational sessions, in cash or Stock. If no election is made with regard to such fees, the Director shall receive all such fees in Stock unless the Committee, in its sole discretion, provides that some or all of such fees will be paid in cash.

               Any election pursuant to this Article shall be made in accordance with the terms and conditions established by the Committee, in its sole discretion.

2. Article IV is hereby amended by deleting paragraphs (a) through (g) and (k) in their entirety and redesignating paragraphs (h), (i) and (j) as paragraphs
(a), (b) and (c).

3. The Plan shall be unchanged in all other respects.

                                     *  *  *

     The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation.


                                        By: /s/ Michael R. Coltrane
                                            ------------------------------------
                                        Title: Chairman, President & CEO
                                        Date: August 1, 2004